Filed in the Office of	Business Number E0096752007-4
FVAguilar	Filing Number 20233699117
Secretary of State State Of Nevada	Filed On 12/15/2023 1:03:00 PM
	Number of Pages 2

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Beam Global Entity or Nevada Business Identification Number (NVID): E0096752007-4
2. Document:	Name of document with inaccuracy or defect: Amendment After Issuance of Stock
3. Filing Date:	Filing date of document which correction is being made: 7/19/2021
4. Description:	Description of inaccuracy or defect: The Amendment After Issuance of Stock filed on 7/19/2021 amended the number of authorized shares of common stock but mistakenly removed the number of preferred stock authorized by the Company in Article Fourth.
5. Correction:	Correction of inaccuracy or defect: The amendment should be restated in its entirety as follows: See attached.
6. Signature: (Required)	X [signature] Signature 11/28/2023 Date

This form must be accompanied by appropriate fees.

Attachment to Certificate of Correction

5. Correction:

The Amendment After Issuance of Stock filed on 7/19/2021 should be restated in its entirety as follows:

"FOURTH: The total number of common stock that is authorized for issuance by the Corporation is Three Hundred and Fifty Million (350,000,000) shares with a par value of $0.001 per share, and the total number of preferred stock that is authorized for issuance by the Corporation is Ten Million (10,000,000) shares with a par value of $0.001 per share."